EXHIBIT 99.1

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Serious Infections.

[GRAPHIC]

[LOGO]

Serious Business.

Statements made during this presentation that are not historical fact may be forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These and other factors are contained in the Company’s filings with the Securities and Exchange Commission.

2004 Net Product Revenues (Unaudited)	[LOGO]

Q4 2004	$21.0 million
Full-year 2004	$58.6 million

The Case for Cubist

•                  Large growing unmet medical need

•                  Vancomycin is not the drug it was once thought to be!

•                  Cubicin® approved by FDA

•                  For cSSSI: Staphylococcus aureus and other organisms

•                  Significant commercial opportunity

•                  Bacteremia / Endocarditis Phase 3 to drive label expansion

•                  Successful Commercialization of CUBICIN

•                  $58.6 million net product sales (unaudited) generated in 2004

•                  75-person sales force expanding to 99-person by Q1’05

•                  65% of targeted A hospitals have Cubicin on formulary

•                  Expanding to 1,300 target hospitals with increased sales force

•                  International partnership with Chiron

•                  European MAA filed and application accepted - December 2004

•                  Above-industry-average royalty on sales

•                  Emerging development pipeline

•                  Commercially focused management team

Increases in U.S. MRSA Rates

Proportion of S. aureus Nosocomial Infections Resistant to Oxacillin (MRSA) Among ICU Patients 1989-2003*

[CHART]

*Sources:  NNIS  (CDC) System, data for 2003 are incomplete.

Community MRSA is a Growing Concern

[LOGO]	Tuesday, January 4, 2005

Student dies after lengthy illness

Athens Middle School football star Hunter Bauer died Monday at Vanderbilt Hospital after battling a staph infection since October. Bauer is the son of Colonial Bank President Jack Bauer and wife JoAnn. Optimistic friends and teammates of Bauer gathered Friday morning on the bleachers beside the football field where the 14-year-old was a standout player. They said they had prayed for him and wanted to support their friend by selling T-shirts with Bauer’s name and jersey number printed on the front…

Inmate infections spreading, officials warn of public health risk

The Associated Press

(Updated Tuesday, January 4, 2005, 12:25 PM)

LOS ANGELES (AP) - A highly contagious staph infection sweeping through county jails, infecting at least 4,000 inmates, is now spreading rapidly in the community and officials warn it’s a growing threat to public health.

“We’ve seen it in hospitals, among sports teams, and physicians report seeing it to an increasing degree in their practices,” Dr. Jonathan E. Fielding, the county’s public health officer, said Monday.

“It’s the same bug we’ve seen before, but it’s a strain that is now resistant to the most commonly used antibiotics.”

The number of county jail inmates infected with the painful skin infection has gone from about 50 cases a month in 2002 to more than 200 a month. More than 4,000 jail cases have been identified since the outbreak began.

Cases of methicillin-resistant staphylococcus aureus are also increasing in the state prison system.

Community-acquired MRSA leaps upward among children

Dec 1, 2004

By: Alison Palkhivala

Dermatology Times

National report — The number of cases of community-acquired methicillin-resistant Staphylococcus aureus (CAMRSA) among healthy American children has risen exponentially over the past few years, and resistant strains of S. aureus appear to be more virulent than non-resistant strains.

RESEARCH

Community-Acquired Methicillin-Resistant Staphylococcus aureus Carrying Panton-Valentine Leukocidin Genes: Worldwide Emergence

François Vandenesch,* Timothy Naimi,† Mark C. Enright,‡ Gerard Lina,* Graeme R. Nimmo,§ Helen Heffernan,¶ Nadia Liassine, #Michèle Bes,* Timothy Greenland,** Marie-Elisabeth Reverdy,* and Jerome Etienne*

Infections caused by community-acquired (CA)-methicillin-resistant Staphylococcus aureus (MRSA) have been reported worldwide. We assessed whether any common genetic markers existed among 117 CA-MRSA isolates munity-acquired (CA)-MRSA (2).  CA-MRSA infections have been reported in North America, Europe, Australia, and New Zealand (3–5).  The recent genomic sequence of a CA-MRSA isolate (6) indicated the presence not only of

Leading U.S. Gram-positive Agents

Growth of Vancomycin, Synercid & Zyvox

[CHART]

Source:  IMS Health retail and non-retail data

Significant Infections in U.S. Hospitals

US Hospital Infections*	All Courses 2003	Anti Staph** 2003	Vancomycin 2003	% of Vanc Use
Skin/Skin Structure	6,963,868	2,392,782	680,976	24%
Systemic Infections	5,408,820	1,131,329	776,805	28%
Cardiovascular	335,498	91,325	36,906	1%
Genitourinary	6,384,341	439,235	165,300	6%
GI / Biliary	4,081,116	174,790	48,937	2%
Febrile Neutropenia	1,218,890	137,215	82,962	3%
Bone and Joint	654,325	277,220	118,730	4%
TOTAL	25,046,858	4,643,896	1,910,616

		21 MM days	9.5 MM days

Source: AMR 2003; Courses of IV treatment

* Does not include lower respiratory tract infections (All=12.2M; Anti-Staph=802K; Vanc=492K; 18%) or prophylactic use.

** Anti-staph treatments include vancomycin, oxacillin, nafcillin and cefazolin.

CUBICIN is currently indicated for the treatment of complicated skin and skin structure infections only. Please see full prescribing information for more details.

Vancomycin

Rising Clinical Failure Rates

JOURNAL OF CLINICAL MICROBIOLOGY, June 2004, p. 2398–2402	Vol. 42, No. 6
0095-1137/04/$08.00+0 DOI: 10.1128/JCM.42.6.2398–2402.2004
Copyright © 2004, American Society for Microbiology. All Rights Reserved.

Relationship of MIC and Bactericidal Activity to Efficacy of Vancomycin for Treatment of Methicillin-Resistant Staphylococcus aureus Bacteremia

George Sakoulas, (1)* Pamela A. Moise-Broder, (2) Jerome Schentag, (2) Alan Forrest, (2) Robert C. Moellering, Jr., (3) and George M. Eliopoulos (3)

Crystal Run Healthcare, Middletown, (1) School of Pharmacy, State University of New York at Buffalo, Buffalo, and CPL Associates LLC, Amherst, (2) New York, and Beth Israel Deaconess Medical Center and Harvard Medical School, Boston, Massachusetts (3)

Received 26 November 2003/Returned for modification 18 January 2004/Accepted 25 February 2004

MAJOR ARTICLE

Accessory Gene Regulator Group II Polymorphism in Methicillin-Resistant Staphylococcus aureus Is Predictive of Failure of Vancomycin Therapy

Pamela A. Moise-Broder, (1) George Sakoulas, (2) George M. Eliopoulos, (3) Jerome J. Schentag, (1) Alan Forrest, (1) and Robert C. Moellering, Jr. (3)

(1)          School of Pharmacy and Pharmaceutical Sciences, State University of New York at Buffalo, CPL Associates, Amherst, and

(2)          Crystal Run Healthcare, Middletown, New York; and

(3)          Beth Israel Deaconess Medical Center and Harvard Medical School, Boston, Massachusetts

Cubicin® Quarterly Net Product Revenues

2004 Net Product Revenues Were $58.6 million (Unaudited)

[CHART]

Comparison of IV Antibiotic Launches

Cumulative Gross Sales Since Launch (ICS for Cubicin; IMS Non-Retail for others)

[CHART]

Cubicin® Repeat Accounts

•                  Vial orders continue to trend upward

•                  120 to 130 repeat accounts ordering

•                  6 to 8 new accounts ordering per day

[CHART]

Average Daily Cubicin® Net Product Sales

Per Shipping Day

[CHART]

CORE

CUBICIN Outcomes Registry and Experience

•                  870 cases, representing 37 sites entered in registry in 2004

•                  Exceeded goal of registering 700 cases in 2004

•                  Analysis underway of cSSSI cases in the first extract of data (581 cases)

•                  Data to be presented at scientific meetings and submitted to peer reviewed journals beginning in Q1

[LOGO]

CUBICIN Outcomes

Registry and Experience

cSSSI Interim Findings

Types of cSSSI in patients receiving CUBICIN (N=166)

[CHART]

Selected pathogens in complicated skin infections (N=122)

[CHART]

Pathogens were isolated prior to starting CUBICIN in a majority of infections.

Cubicin® Commercialization

U.S. Hospital Acute Care Marketing Plan

80% of Vancomycin Sales

Marketing Targets	IDs Pharm-D Surgeons Intensivist	A ~300 Hospitals	Sales Focus
	IDs Pharm-D Surgeons Intensivist	B ~600 Hospitals
	IDs Pharm-D Surgeons Intensivist	C ~400 Hospitals	Expansion Q105
~447 Hospitals
D 6400 + Hospitals & OP Ctrs

75 Clinical Business Managers (CBMs) in 2005 24 additional CBM’s;
7 Regional Business Directors (RBDs); 7 Cubist Scientific Liaisons (CSLs)

Penetration and Formulary Approvals

by Type of Account

Account Type	Potential Customers	Customers Ordering (12/31/04)	% of Potential Customers Ordering (12/31/04)	% Formulary Approval (12/13/04)
A	315	290	92%	65%
B	562	456	81%	52%
C	847	451	53%	Not Tracked
D/O	7,286	1,843	25%	Not Tracked
Total	9,009	3,040	34%	Not Tracked

Source: Cubist Order Summary (through 12/31/04) and Formulary Status (through 1/6/04)

Outpatient Use

•                  38% of total through Q4 2004

•                  Both “step down” as well as first line therapy

•                  Same physicians as driving inpatient

•                  Ease of use:

•                  Once-daily dosing

•                  Limited or no monitoring

•                  30 minute infusion time

Cubicin® Launch Summary To Date

Product Launched November 3, 2003

•                  Around 3,040 cumulative unique customers had ordered CUBICIN by end of Q404

•                  Formulary acceptance rate still above expectations

•                  92% of A and 81% of B accounts had ordered vials of CUBICIN by the end of 4Q04

•                  65% of A and 52% of B accounts have Formulary approvals as of December 13th

•                  84% of institutions re-ordering at end of Q404

•                  Re-order trends represent greater quantity and frequency

•                  Outpatient use at about 38% of sales

•                  Most successful IV Antibiotic launch in U.S. history

Endocarditis/Bacteremia Update

•                  Enrollment in Phase 3 endocarditis/bacteremia trial complete

•                  Results of meeting with the FDA announced 11-9:

•                  Further enrollment of left-sided patients not required

•                  Data from this study, if positive, would support expansion of label to right-sided endocarditis and/or complicated bacteremia due to S.aureus

•                  Once study complete, FDA will review data from overall population as well as from clinically relevant subpopulations to support additional indication.

•                  Expect to release data mid-2005

Cubicin® International Commercialization

•                  Chiron Partnership

•                  CUBICIN marketing rights in Western and Eastern Europe, Australia, New Zealand, India, and certain Central American, South American and Middle Eastern Countries

•                  $50 million in upfront and potential milestones to Cubist

•                  Above industry norm royalty on sales

•                  Centralized MAA filed in the EU and accepted December 2004

•                  Medison Pharma, Ltd.

•                  CUBICIN marketing rights in Israel

•                  Regulatory milestones and royalty on sales

•                  Launched in Israel August 2004

•                  TTY Biopharm Company

•                  CUBICIN marketing rights in Taiwan

•                  Upfront payment, regulatory milestones and product supply

Pipeline

Strategic Focus

In-Licensing
• HepeX-B™

Acute Care
Serious and Life-Threatening Infections

Discovery Research
• Screening for novel antibiotics
• Lipo 2 Research

HepeX-B™

Novel Monoclonal Antibody Product

•                  Licensed from XTL Biopharmaceuticals in June 2004

•                  Currently in second of two Phase 2 trials for prevention of re-infection by hepatitis B (HBV) in liver transplant patients

•                  Potential advantages over current standard of care

•                  Lower infusion volume/higher potency

•                  Non-serum derived

•                  Safety improvements possible

•                  $100 million worldwide opportunity and growing

•                  Highly concentrated global target market

•                  Synergistic with Cubicin® U.S. marketing infrastructure/could enable international expansion of efforts

Discovery Research

2nd Generation Lipopeptide: daptomycin + lung activity

Efficacy vs. S. pneumoniae Lung Infection in Mice

[CHART]

•                  analog X shows 4 log (99.99%) improvement over daptomycin in vivo

Natural Products Discovery

•                  Novelty > 50%

•                  Screening Assay: 3 log improvement in specificity

•                  New actives and hits under evaluation

•                  Seeking IND Candidates for Development in Near-Term

Selected Balance Sheet Items

(millions)

	September 30, 2004	December 31 2004 (1)
Cash and Investments	$63	$128
Debt, Capital Lease Obligations	196	165
Shares Outstanding	40.3	49.7

(1)  unaudited

Key Milestones

•                  FDA approved Cubicin® NDA, September 2003

•                  Complete European partnership for CUBICIN

•                  Finalize and execute European regulatory strategy for CUBICIN

•                  Most successful IV Antibiotic launch in U.S. history

•                  EU MAA submission to the EMEA* and accepted, December 2004

•                  CORE abstracts/publication submissions – throughout 1H 05

•                  Phase 3 bacteremia / endocarditis data – mid-2005

•                  Expand label and use of CUBICIN – if approved

•                  Achieve EU and international approvals for CUBICIN – expected 1Q06

•                  Phase 2 HepeX-BTM study completion – expected mid-2005

•                  Expand and progress company pipeline

* EMEA is the European Medicines Agency